                                                                EXHIBIT 99.1




                            SHARE PURCHASE AGREEMENT


                                 By and Between


                              V'POWER CORPORATION,
                    as the "Buyer" herein, on the one hand,


                                      and


                         VECTOR AEROMOTIVE CORPORATION
                                  on the other





                         Dated as of December 29, 1995

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE I

                                       The Share Purchase and Ancillary Agreements

1.1  Purchase of the Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
1.2  Registration Rights and Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.3  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2


                                                        ARTICLE II

                                                         Closing

2.1  The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
2.2  Deliveries by Vector . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
2.3  Deliveries by the Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
2.4  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3


                                                       ARTICLE III

                                         Representations and Warranties of Vector . . . . . . . . . . . . . . . . . .  3


                                                        ARTICLE IV

                                       Representations and Warranties of the Buyer  . . . . . . . . . . . . . . . .   13


                                                        ARTICLE V

                                                   Covenants of Vector

5.1      Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
5.2      Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
5.3      Information Following Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16


                                                        ARTICLE VI

                                      Conditions to Each Party's Obligation to Close  . . . . . . . . . . . . . . .   16

                                                       ARTICLE VII

                                        Conditions to Vector's Obligation to Close  . . . . . . . . . . . . . . . .   17


                                                       ARTICLE VIII

                                        Conditions to Buyer's Obligation to Close   . . . . . . . . . . . . . . . .   17


                                                        ARTICLE IX

                                            Termination, Amendment and Waiver

9.1       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
9.2       Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
9.3       Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19


                                                        ARTICLE X

                                                 Investment Banking Fees

10.1  Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
10.2  Consulting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19


                                                        ARTICLE XI

                                             Indemnification and Contribution

11.1  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
11.2  Notice of Proceeding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
11.3  Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21


                                                       ARTICLE XII

                                                         Notices  . . . . . . . . . . . . . . . . . . . . . . . . .   21


                                                       ARTICLE XIII

                                                     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . .   22


                                                       ARTICLE XIV

                                                       Counterparts . . . . . . . . . . . . . . . . . . . . . . . .   23


                                                        ARTICLE XV

                                        Merger Clause and Costs, Fees and Expenses  . . . . . . . . . . . . . . . .   24

                                                       ARTICLE XVI

                                                       Severability . . . . . . . . . . . . . . . . . . . . . . . .   24


                                                       ARTICLE XVII

                                                         Benefit  . . . . . . . . . . . . . . . . . . . . . . . . .   24


                                                      ARTICLE XVIII

                                                          Waiver  . . . . . . . . . . . . . . . . . . . . . . . . .   24


                                                       ARTICLE XIX

                                                         Headings . . . . . . . . . . . . . . . . . . . . . . . . .   25


                                                        ARTICLE XX

                                                         Survival . . . . . . . . . . . . . . . . . . . . . . . . .   25


                                                       ARTICLE XXI

                                                      Governing Law   . . . . . . . . . . . . . . . . . . . . . . .   25


TABLE OF ATTACHMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                            SHARE PURCHASE AGREEMENT



                 SHARE PURCHASE AGREEMENT, dated as of December 29, 1995, by and between V' POWER CORPORATION, a Bahamian corporation (the "Buyer"), on the one hand, and VECTOR AEROMOTIVE CORPORATION, a Nevada corporation ("Vector") on the other.

                              W I T N E S S E T H:

                 WHEREAS, the Buyer and Vector have entered into a letter of intent dated November 21, 1995 (the "Letter"), which describes the general terms on which Vector would sell to Buyer 10,000,000 Common Shares, par value $.01 per share, of Vector (the "Shares") and an option to purchase an additional 50,000,000 Common Shares of Vector (the "Option"), together with certain other rights to be vested in the Buyer; and

                 WHEREAS, the Letter contemplates that the parties will enter into a definitive agreement and prepare such other documentation as the parties and their respective legal counsel determine is appropriate; and

                 WHEREAS, the parties intend that this Share Purchase Agreement (the "Agreement"), together with the schedules, exhibits and other documents attached hereto, serve as the definitive agreement between the parties with respect to the transactions described in the Letter;

                 NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements herein set forth, the Buyer and Vector hereby agree as follows:


                                   ARTICLE I

                  The Share Purchase and Ancillary Agreements

                 1.1  Purchase of the Shares.

                 Subject to and upon the terms and conditions hereof and the representations, warranties and covenants contained herein, on the Closing Date (as defined below) Vector shall sell, transfer, assign and deliver certificate(s) representing 10,000,000 Common Shares of Vector, par value $.01 per share (the "Shares") to the Buyer, and the Buyer shall purchase the Shares from Vector, free and clear of all liens, claims and encumbrances thereon (the "Purchase Transaction").

                 1.2      Registration Rights and Option.

                 (a) Contemporaneously with the execution of this Agreement, the parties shall execute a registration rights agreement (the "Registration Rights Agreement"), a copy of which is attached hereto as Annex I and incorporated by reference herein. The Registration Rights Agreement shall extend to the Buyer the right, on or after the Closing Date, to demand that Vector cause to be filed and become effective under the Securities Act of 1933 (the "1933 Act"), as amended, a registration statement covering any or all of the Shares.

                 (b) On the Closing Date (as defined below), Vector shall execute and deliver to Buyer an option agreement (the "Option Agreement") in the form attached hereto as Annex II and incorporated by reference herein. As set forth in the Option Agreement, Vector will grant to Buyer or its transferee(s), if any, the right to purchase (the "Option") up to an additional 50,000,000 Common Shares of Vector (the "Option Shares") at an exercise price of $.45 per share (the "Option Exercise Price"), all as more fully set forth in the Option Agreement.

                 1.3  Purchase Price.

                 (a) Upon the terms and subject to the conditions herein set forth, Vector and the Buyer agree that on the Closing Date Vector shall sell to the Buyer, and the Buyer shall purchase from Vector, the Shares and the Option for aggregate cash consideration of $5,000,000 payable in United States currency (the "Purchase Price"). The principal and accrued interest payable to Buyer pursuant to the Promissory Note dated November 27, 1995 shall be applied to the Purchase Price, whereupon such note shall be cancelled.

                 (b) At the Closing, Vector shall deliver to the Buyer one or more certificates representing the Shares against delivery by the Buyer to Vector of the Purchase Price. Certificates for the securities comprising the Shares shall be registered in such name or names and in such authorized denominations as the Buyer may request in writing at least five full business days prior to the Closing Date.


                                   ARTICLE II

                                    Closing

                 2.1 The Closing. The closing of the sale of Shares contemplated hereby (the "Closing") shall take place at a date and time to be specified by the Buyer and Vector (the "Closing Date") following satisfaction or waiver of all conditions precedent to Closing as described in Articles VI, VII and VIII hereof, which date shall be not later than January 31, 1996, unless otherwise mutually agreed by the parties. The Closing shall take place at the offices of Vector in Jacksonville, Florida, or any other place mutually agreeable to the parties, subject to the right of the parties to close by exchange of executed counterpart documents on the Closing Date.

                 2.2 Deliveries by Vector. At the Closing, Vector shall deliver to the Buyer or cause to be delivered to the Buyer the following instruments and documents:

                 (a) A certificate or certificates representing the Shares registered in the name of the Buyer or in such name as may be designated by the Buyer. Any sales, stock transfer or other taxes payable in connection with the sale to the Buyer by Vector of the Shares, the Option or the Option Shares shall be paid by the Buyer;

                 (b)      The opinion of counsel for Vector as provided in
Article VIII below; and

                 (c) Such other documents, instruments and certificates of the officers of Vector as are described in Article XIII or as may be reasonably requested by the Buyer.

                 2.3 Deliveries by the Buyer. At the Closing, the Buyer shall deliver to Vector or cause to be delivered to Vector the following instruments and documents:

                 (a) The Purchase Price as provided in Section 1.2(a) here of; and

                 (b) Such other documents, instruments and certificates of the officers of the Buyer as may be reasonably requested by Vector.

                 2.4 Further Assurances. Vector shall execute and deliver on the Closing Date or thereafter any and all such other instruments, and take or cause to be taken all such further action as may be necessary or appropriate to vest fully and confirm to the Buyer title to and possession of the Shares or the Option to be delivered hereunder by Vector.


                                  ARTICLE III

                    Representations and Warranties of Vector

                 As a material inducement to the Buyer to (i) enter into this Agreement, and (ii) purchase and acquire the Shares and the Option, Vector represents and warrants to the Buyer, except as disclosed in the Exhibits to this Agreement, that:

                 (a) Vector is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Vector is duly authorized to conduct business in the

State of Florida as a foreign corporation, and is in good standing in each state in which the ownership of its property or the conduct of its business renders such qualification necessary, and has all corporate power and authority necessary to engage in the business in which it is presently engaged. From January 1, 1990 through the date hereof, Vector has not done any business in the State of Nevada either directly or through an affiliated corporation, and therefore the provisions of NRS 78.378 to NRS 78.3793 of the Nevada Business Corporation Act (the "Nevada Law") do not apply to Vector by virtue of NRS
78.3788 of the Nevada Law.

                 (b) Vector does not own or control, directly or indirectly, any interest in any other corporation, joint venture, partnership, association or other business entity.

                 (c) Vector has furnished to the Buyer, or will furnish to the Buyer prior to the Closing Date, copies of the audited financial statements of Vector for the years ended September 30, 1994, 1993 and 1992 (hereinafter collectively referred to as the "Vector Financial Statements"). The Vector Financial Statements include a balance sheet and related statements of net income (loss), shareholders' equity and cash flows for the year ended on such date audited by Vector's certified public accountants.

                 The Vector Financial Statements fairly present the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods to which they apply. The Vector Financial Statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of Vector. The accountants whose report on the audited financial statements is filed with the Commission are, and during the periods covered by the reports included in filings made with the Commission were, independent certified public accountants with respect to Vector within the meaning of the 1934 Act.

                 (d) Vector has good and marketable title to all of its properties and assets carried on the Vector Financial Statements and such properties and assets are subject to no material mortgage, pledge, lien, security interest, claim or other encumbrance except (i) as disclosed in the Vector Financial Statements and the notes thereto, or except as otherwise disclosed in this Agreement, or in writing to Buyer, (ii) as may arise in the ordinary course of business, or (iii) the interest of a lessor under any non-capital lease.

                 (e) Except as otherwise described on hereto, since September 30, 1994, there has been no material change in the nature of the business of Vector, nor in its financial condition or property, and Vector has incurred no material obligations or liabilities or made any commitments other than as disclosed in Vector Financial Statements or as otherwise disclosed on hereto. Moreover, since September 30, 1994, there has been no damage, destruction or loss or other occurrence or other development (whether or not insured against) which either singly or in the aggregate materially adversely affects Vector and Vector's executive officers have no knowledge of any threatened occurrence or development which would materially adversely affect the properties or assets or the business or operations of Vector. Buyer is aware that Vector has continued to incur financial losses through the date of this Agreement.

                 (f) Except as disclosed in Exhibit B hereto, Vector is not a party to any employment agreement with any of its officers, directors or shareholders, or to any lease, agreement or other commitment, nor to any pension, insurance, profit sharing or bonus plan. Except as disclosed in Exhibit B hereto, none of Vector's officers or directors nor any associate (i.e., any relative or spouse of any of the officers or directors or any firm, corporation, association or business enterprise in which any of the officers or directors or any such relative or spouse participates as a director, officer, employee, agent, representative, shareholder, partner or joint venturer or has any direct or indirect financial interest, including, without limitation, the interest of a creditor in any form) or any of the officers or directors has any direct or indirect interest, in any firm, corporation, association or business enterprise which competes with, is a supplier, customer or sales agent of, or is engaged in any business of the kind being conducted by Vector, and none of Vector's officers or directors nor any associate of any of the officers or directors has any interest, directly or indirectly, and any contract with, commitment or obligation of or to, or claim against, Vector.

                 (g) Except as otherwise disclosed on Exhibit C hereto, Vector is not a party to any litigation, pending or threatened nor has any claim been made or, to the best knowledge of Vector's executive officers, asserted against Vector nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving Vector.

                 (h) Vector is not in violation or default of any provision of its Articles of Incorporation or Bylaws or of any provision of any instrument or contract to which it is party, or by which it is bound or, to the best knowledge of its executive officers, of any provision of any federal, state or local judgment, writ, decree, order, law, statute, rule or government regulation, applicable to it. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision or an event which results in the creation of any lien, charge or encumbrance upon any asset of Vector. Vector has all requisite power and authority to execute, deliver and perform each of (a) this Agreement (b) the Option Agreement, and (c) the Registration Rights Agreement, and has all requisite power and authority to execute and deliver the certificates representing the Shares, and the Option Shares. All necessary corporate proceedings of Vector have been duly taken to authorize the execution, delivery and performance by Vector of this Agreement, the Option Agreement and the Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by Vector, is the legal, valid and binding obligation of Vector, and is enforceable as to Vector in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by Vector for the execution, delivery or performance by Vector of this Agreement, the Option Agreement or the Registration Rights Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which Vector is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement, the Option Agreement or the Registration Rights Agreement.

                 (i) Since September 30, 1994, Vector has not, except as disclosed in Exhibit E hereto, and prior to the Closing, Vector will not have
(i) paid or declared any dividends on or made any distributions in respect of, or purchased or redeemed, any of the outstanding shares of its capital stock or issued any additional shares of its capital stock; or (ii) made or authorized any amendments to its Articles of Incorporation, or to its By-Laws except an amendment to Vector's Articles of Incorporation to increase to 600,000,000 Vector's authorized common shares; or (iii) mortgaged or pledged or subjected to any lien, charge or other encumbrance, any of its assets, tangible or intangible; or (iv) sold, leased, transferred or contracted to sell, lease or transfer any material assets, tangible or intangible, or entered into any other transactions outside of the ordinary course of business; (v) made any loan or advance to or become obligated as guarantor or otherwise on behalf of any officer, director or shareholder of Vector or to any other person, firm or corporation; (vi) paid any compensation to any officer or director (in their capacities as such) other than in the ordinary course of business; (vii) suffered any labor trouble; (viii) made or become a party to any contract or commitment or renewed, extended, amended or modified any contract or commitment which in any case involved an amount in excess of $50,000 or term in excess of 90 days, except in the ordinary course of business; (ix) become bound or entered into any contract, commitment or transaction other than in the ordinary course of business or except as otherwise contemplated by this Agreement; or
(x) waived any rights which alone or in the aggregate are material to Vector.

                 (j) The authorized capitalization of Vector consists of 600,000,000 Common Shares, par value $.01 per share (the "Common Shares") and 5,000,000 Preferred Shares, par value $.10 per share (the "Preferred Shares"). As of the date hereof, 42,664,699 Common Shares have been duly authorized and validly issued and are outstanding, fully paid and nonassessable, and no Preferred Shares are issued or outstanding. The Shares, when issued in accordance with the terms and conditions of this Agreement, and the Option Shares, when issued in accordance with the terms and conditions of the Option Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Exhibit F hereto or as may be contemplated by this Agreement, Vector has no commitments or obligations of any nature whatsoever to issue, deliver or sell under any preemptive rights, offer, stock option agreement, bonus agreement or purchase plan, stock incentive compensation plan, conversion right, contingent share agreement or otherwise, any Common Shares or Preferred Shares.

                 (k) Except as set forth in Exhibit G hereto, to the best knowledge of Vector's executive officers after reasonable investigation, Vector has not infringed, and is not now infringing, upon, any trademark, trade name, service mark, or copyright belonging to any other person, firm or corporation. Vector is not a party to any license agreement, or any other agreement with respect to any trademark, service mark, trade names or applications for same or any copyrights except as disclosed in Exhibit H hereto. To the best of its knowledge after reasonable inquiry, and except as disclosed on Exhibit H hereto, Vector owns or holds adequate licenses or rights to use all trademarks, service marks, trade names, or copyrights used in the business as now conducted by it and such use does not and will not, infringe upon or otherwise violate the rights of others in a manner which might have a material adverse effect on Vector. "Vector" is a trademark used by Vector to identify its products, and such trademark is protected by registration in the name of Gerald Wiegert, as assignor to Vector, on the principal register of the United States Patent and Trademark Office. There is no right to any intangible, except as now possessed subject to the claims of Gerald Wiegert as described in Exhibit G, necessary to the business of Vector as presently conducted.

                 (l) Vector does not have any liabilities or obligations, either accrued, absolute, contingent or otherwise except (i) to the extent reflected on or reserved against on the Vector Financial Statements or in the notes thereto, (ii) those incurred in or as a result of the ordinary course of business since September 30, 1994 and (iii) any liabilities not material or adverse to Vector's business as a whole, except as disclosed in this Agreement. There is no basis for any material claim against Vector, or any liability of Vector which involves an amount in excess of $50,000, except as set forth in Exhibit H hereto.

                 (m) Vector is not in material default under any agreement to which it is a party nor in material default in the payment of any of its material obligations. Vector has not received any notices alleging any material failure in the performance of its obligations under any agreement, contract, lease, debt, guarantee, written commitment, loan or other material agreements.

                 (n)      Except as set forth in Exhibit I:

                 (i) Vector has obtained all permits, licenses and other authorizations which are required under the Environmental Laws for the ownership, use and operation of each location operated or leased by Vector (the "Property"), all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and Vector is in full compliance with all terms and conditions of all such permits, licenses and authorizations.

                (ii) Vector and the Property are in compliance with all Environmental Laws, including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

               (iii) Vector has not and to the best knowledge of Vector's executive officers, no other person has, Released, placed, stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, on, beneath, or adjacent to the Property or any property formerly owned, operated or leased by Vector except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of Vector (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no release of any such substances into the environment).

                (iv) Except as provided to the Buyer, there exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the assets of Vector (whether or not prepared by experts and whether or not in the possession of the executive officers of Vector).

                 (v)      Definitions:  As used herein:

                          (a) Environmental Laws - means all federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

                          (b) Hazardous Substances, Oils, Pollutants or Contaminants - means all substances defined as such in the National Oil and Hazardous Substances Pollutant Contingency Plan, 40 C.F.R. Section 300.6, or defined as such under any Environmental Law.

                          (c) Release - means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

                 (o) To the best knowledge of Vector's executive officers, Vector has complied with all applicable laws relating to the conduct of its business.

                 (p) Prior to the Closing Date Vector will have filed all federal, state and local tax returns and reports required to be filed by it and Vector has paid or provided for all taxes shown to be due on such returns. Vector has no knowledge of any deficiency or additional tax or charge assessed or proposed to be assessed against Vector. To its knowledge, Vector is not the subject of any ongoing, pending or threatened audit of its tax returns by the Internal Revenue Service or by the tax commissioner of any state. Vector has not executed any agreements for extension of time for the assessment or payment of any tax.

                 (q) Except as described on Exhibit J hereto, Vector has good leasehold interests in all real estate shown in

Exhibit K as leased by it, in each case under valid leases, enforceable against the lessors thereunder, and enjoys quiet possession of each leasehold.

                 (r) To the best knowledge of Vector's executive officers, after reasonable investigation, no instrument of record, easement, license, grant, applicable zoning or building law, ordinance or administrative regulation or urban redevelopment law or other impediment of any kind prohibits or interferes with, limits or impairs, or would if not permitted by any prior nonconforming use, prohibit or interfere with, or limit or impair, the use, operation, maintenance of or access to, or affect the value of, the real or personal property owned of record or beneficially or leased by Vector, or any item thereof, as now used, operated or maintained by Vector. No notice of any violation of any applicable zoning or building law or ordinance or administrative regulation has been received by Vector, nor to the knowledge of Vector's executive officers is such a notice threatened. No condemnation proceedings have been instituted in respect of any real estate owned or leased by Vector nor to the knowledge of any of Vector's executive officers are such proceedings threatened.

                 (s) Except as set forth in Exhibit L, each item of machinery or equipment shown on the Vector Financial Statements as owned by Vector is owned outright, in each case free and clear of all security interests, claims, liens, charges or encumbrances whatever. Vector has good leasehold interests in all machinery and equipment shown in the Vector Financial Statements as leased by it, in each case under valid leases enforceable against the lessors thereunder. Such machinery and equipment now owned or leased or used by Vector is sufficient and adequate to carry on its business as presently conducted.

                 (t) To the best knowledge of Vector's executive officers, after reasonable investigation, the plant, building, structures, machinery and equipment owned or leased by Vector or currently used or employed by it in its business comply fully with all federal, state or local regulations, including, without limitation, safety and other regulations promulgated by any federal, state or local regulatory body governing or having authority over the conduct of its business, in compliance with the terms and conditions of all leases, franchises, charters and other agreements affecting or relating to any of such property.

                 (u) The tangible real and personal property and assets, whether owned or leased, of Vector are insured against the hazards and in the amounts stated in the policies of insurance listed in Exhibit M hereto. Vector carries insurance against personal injury and property damage to third persons and in respect of its services and operations and such other insurance as is stated in the policies of insurance listed in Exhibit M. All such insurance is in full force and is carried with insurers rated "A" or better.

                 (v) Except as set forth in Exhibit N, to the best knowledge of Vector's executive officers, after reasonable investigation, there is no pending or threatened labor trouble with any of the employees of Vector or any unfair labor practices alleged, as such term is defined in the National Labor Relations Act, as amended.

                 (w) Except as set forth on Exhibit O, all additions to inventories since September 30, 1994, and all inventory classified as such in Vector Financial Statements which is now on hand, consist of items of a quantity and a quality usable or saleable in the ordinary course of the business of Vector, and the value of all items of obsolete materials and all materials of below standard quality have been priced at the lower of cost or market value.

                 (x) Except as set forth on Exhibit P, to the best knowledge of Vector's executive officers after reasonable investigation, all notes and accounts receivable of Vector have been collected or are current and collectible (in the case of any such accounts within 90 days after billing) at the aggregate recorded amounts thereof on Vector's books, less the bad-debt reserves provided therefore in the Vector Financial Statements, as such reserves have been adjusted on their respective books in the ordinary course of business to date, and are subject to no counterclaims or set-offs.

                 (y) To the best knowledge of Vector's executive officers, after reasonable investigation, no shortage exists in (i) any inventory of raw material, work-in-process or finished goods of Vector and stored upon the premises of Vector; or (ii) any other item of personal property owned by another for which Vector is accountable to another.

                 (z) Exhibit Q hereto contains (i) the names of all incumbent directors and officers of Vector, (ii) the names and job designations of all employees whose total compensation from Vector for the year ended September 30, 1994 equaled or exceeded $60,000, together with a statement of the full amount paid, or payable to each such person in respect of such year and a summary of the basis on which each such person is compensated if such basis is other than a fixed salary rate, (iii) the names of all persons holding powers of attorney from Vector and copies thereof.

                 (aa) Vector has provided the Buyer with full and complete access to information concerning all material aspects of, and material information with respect to, Vector. All information which has been communicated by Vector to the Buyer with respect to the assets, liabilities, business, operations, financial condition and business prospects of Vector are true, correct and complete in all material respects.

                 (bb) The minute books of Vector accurately reflect all meetings, actions, proceedings, and other matters properly includable therein.

                 (cc) Vector has filed with the Securities and Exchange Commission ("SEC") all reports required to be filed by Vector under the Securities Exchange Act of 1934 (the "1934 Act") since the date upon which its registration statement on Form 8 (Commission File No. 0-17303) was declared effective by the SEC. All reports filed by Vector with the SEC are complete and accurate in all material respects in accordance with the requirements of the 1934 Act and/or the rules and regulations promulgated thereunder, and do not contain any material misstatements or omissions; provided, however, that Vector makes no representation with respect to reports executed and filed with the SEC by Vector's former President, Gerald A. Wiegert, from March 22, 1993 through July 14, 1993. Vector has not engaged in any action, activity, or failure or omission to act which would constitute separately or in connection with any other acts or omissions an attempt unlawfully to influence or manipulate the price of Common Shares or in any other respect or manner violate the 1934 Act and/or the rules and regulations promulgated thereunder.

                 (dd) Except as disclosed in Exhibit R hereto, neither the Commission nor any "Blue Sky" or securities authority of any jurisdiction (collectively, the "Securities Authorities") have issued an order (a "Stop Order") suspending the effectiveness of a registration statement filed by Vector with the Securities Authorities, preventing or suspending the use of any preliminary prospectus, definitive prospectus, registration statement or any amendment or supplement thereto, or suspending the registration or qualification of any of the securities issued by Vector, nor have the Securities Authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                 (ee) To the best knowledge of Vector's executive officers, neither Vector nor any director, officer, agent, employee or other person associated with or acting on behalf of Vector has, directly or indirectly:
used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activities, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, pay-off, influence payment, kickback, or any other unlawful payment.

                 (ff) Board and Special Committee Recommendations. The Board of Directors of Vector has, by resolutions duly adopted as of December 29, 1995 by unanimous written consent approved and adopted this Agreement and the other transactions contemplated herein and the terms and conditions set forth herein as being in the best interests of Vector and its shareholders. Prior to such meeting, a special committee duly constituted by Vector's Board of Directors (the "Special Committee"), approved the terms of this Agreement and recommended that Vector's full Board of Directors approve and adopt this Agreement and the other transactions contemplated herein.

                 (gg) Fairness Opinion. At a meeting duly held on December 28, 1995 the Special Committee received a written opinion from CoView Capital, Inc. as of November 21, 1995 and December 28, 1995 to the effect that the consideration to be received by Vector for the sale of the Shares and the Option, and the sale of the Option Shares upon exercise of the Option, is fair to Vector and its public shareholders from a financial point of view (the "Fairness Opinion").


                                   ARTICLE IV

                  Representations and Warranties of the Buyer

                 As a material inducement to Vector to enter into this Agreement, the Option Agreement, and the Registration Rights Agreement, the Buyer represents and warrants to Vector that:

                 (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Bahamas, and is qualified to transact business as a foreign corporation in all other jurisdictions in which the character of its business requires the Buyer to be so qualified; and has all corporate power necessary to engage in the business in which it is presently engaged.

                 (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, will conflict with or result in the breach of, or accelerate the performance required by, any terms of any agreement, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Buyer under the terms of any such agreement.

                 (c) The Buyer has all requisite power and authority to execute, deliver and perform each of (a) this Agreement, (b) the Option Agreement, and (c) the Registration Rights Agreement, and has all requisite power and authority to purchase and own the Shares, the Option, and the Option Shares. All necessary corporate proceedings of the Buyer have been duly taken to authorize the execution, delivery and performance by the Buyer of this Agreement, the Option Agreement and the Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Buyer, and is enforceable as to the Buyer in accordance with its terms. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by the Buyer for the execution, delivery or performance by the Buyer of this Agreement, the Option Agreement or the Registration Rights Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Buyer is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement, the Option Agreement or the Registration Rights Agreement.

                 (d) The Buyer has provided Vector with full and complete access to information concerning all material aspects of, and information with respect to, the Buyer. All information which has been communicated by the Buyer to Vector with respect to the business and operations of the Buyer are true, correct and complete in all material respects

                 (e) The Buyer is acquiring the Shares and the Option, upon payment for and delivery thereof, not with a view to the distribution or public resale thereof within the meaning of the 1933 Act. The Buyer further agrees that Vector may cause to be set forth on the certificates for the Shares and, if and when issued, the Option Shares, to be delivered to the Buyer hereunder and pursuant to the Option Agreement a legend in substantially the following form:

                 These securities have nor been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of Vector.

                 Vector shall not be obligated to recognize any purported transfer by the Buyer of the Shares, the Option or the Option Shares unless accompanied by an opinion of the Buyer's counsel in form and substance satisfactory to counsel for Vector to the effect that such transfer is not in violation of the 1933 Act.


                                   ARTICLE V

                              Covenants of Vector

                 5.1 Conduct of Business. From the date hereof until the Closing, except as permitted by this Agreement, reflected in the Exhibits hereto or as otherwise consented to by the Buyer in writing, which consent shall not be unreasonably withheld, Vector shall:

                 (a) Carry on its business only in the ordinary course, in substantially the same manner in which it previously has been conducted;

                 (b) Maintain its real and personal property in as good condition and repair as of the date hereof, except for ordinary wear and tear;

                 (c) Perform in all material respects all of its material obligations under all contracts to which Vector is a party;

                 (d) Use reasonable efforts to preserve intact its present business organization and to keep available the services of its present officers and employees;

                 (e)      Not amend its charter or By-Laws;

                 (f) Not take any action or engage in any transaction which would cause any of the representations made by Vector herein to be untrue as of the Closing Date or would cause Vector to be in breach of the terms and conditions of this Agreement;

                 (g) Maintain its books of account in its usual regular and ordinary manner;

                 (h) Comply with all registration, filing and reporting requirements of the 1934 Act;

                 (i) Use its best efforts to maintain the listing of the Common Shares on the National Association of Securities Dealers Automated Quotation System;

                 (j) Not declare or pay any dividend or other distribution with respect to any class or series of its capital stock;

                 (k) Not issue any share of its capital stock, except upon the exercise of any currently outstanding option, warrant, convertible security or similar right which is described in Exhibit G hereto;

                 (l) Not increase, decrease, or exchange any of its outstanding Common Shares for a different number or class of securities through reorganization, reclassification, share dividend, share split, or similar change in the capitalization of Vector; or

                 (m) Not issue any option, warrant, convertible security or similar right.

                 5.2 Access and Information. Vector shall give to the Buyer and its representatives full access at all reasonable times prior to the Closing to the properties, books and records of

Vector and to furnish such information and documents in its possession relating to Vector as the Buyer may reasonably request.

                 5.3 Information Following Closing. For a period of five years after the Closing, Vector shall furnish Buyer, without charge, such of the following documents as may be requested by Buyer:

                 (i) Within 90 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of operations, statement of shareholders' equity and statement of cash flows of Vector, with supporting schedules, prepared in accordance with generally accepted accounting principles, as and at the end of such fiscal year and for the 12 months then ended;

                 (ii) As soon as practicable after they have been filed with the Commission, three copies of each annual and interim financial and other report or communication filed with the Commission;

                 (iii) Two copies of each press release and every material news item prepared by Vector or which is released by Vector; and

                 (iv) Such additional documents and information with respect to Vector and its affairs as the Buyer may from time to time reasonably request.


                                   ARTICLE VI

                 Conditions to Each Party's Obligation to Close

                 In addition to those specific conditions set forth in Articles VII and VIII below, the obligations of the Buyer and Vector to consummate the transactions described herein shall be subject to the following:

                 (a) No government regulatory body or agency shall have instituted court action or legal proceedings seeking preliminary or permanent injunctive relief prohibiting purchase of the Shares, the Option or the Option Shares.

                 (b) The performance of all conditions precedent to Closing set forth in Articles VII and VIII below.

                 (c) From the date of this Agreement to the Closing Dare, there shall have been no material adverse change (i) in the business or properties of Vector, or (ii) in the financial condition of Vector, and the property, business and operations of Vector shall have not been materially and adversely affected due to any fire, accident or other casualty or by any act of God, whether or nor insured.


                                  ARTICLE VII

                   Conditions to Vector's Obligation to Close

                 Vector's obligation to complete the transactions provided for herein shall be subject to the performance by the Buyer of all its agreements to be performed hereunder on or before the Closing, and to the further conditions that:

                 (a) The representations and warranties of the Buyer contained in Article IV hereof are true and correct in all material respects as of the Closing with the same effect as if made on and as of such date and the officers of the Buyer shall so certify thereto.

                 (b) At the Closing, the Buyer shall furnish an officer's certificate in favor of Vector which shall provide (i) that the Buyer is an existing corporation under the laws of the Bahamas and is in good standing as a corporation organized in the Bahamas, (ii) that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary action, corporate or otherwise, by the Buyer, and (iii) that the consummation of the transactions contemplated by this Agreement do not conflict with or result in a breach of any terms, condition or provision of the Memorandum and Articles of Association of the Buyer or any note, indenture, mortgage, deed of trust or other agreement or instrument known to such officer to which the Buyer is a party or by which the Buyer or any of its property is bound.


                                  ARTICLE VIII

                   Conditions to Buyer's Obligation to Close

                 The Buyer's obligation to complete the transactions provided for herein shall be subject to the performance by Vector of all agreements to be performed hereunder on or before the Closing, and to the further conditions that:

                 (a) The representations and warranties of Vector contained in Article III and the covenants of Vector contained in Article V hereof are true and correct and have been performed or satisfied in all material respects as of the Closing with the same effect as if made or performed on and as of such date and Vector shall so certify to the Buyer.

                 (b) There shall have been no material adverse change in the operating results or financial condition of Vector since September 30, 1994, except as described in written schedules or exhibits which are attached to this Agreement and Vector shall so certify in writing to the Buyer.

                 (c) The Buyer shall have received from Vector's counsel, an opinion dated the Closing Date, in form and substance satisfactory to the Buyer and its counsel.

                 (d) Vector shall have performed and complied with all the terms and conditions required by this Agreement and the Registration Rights Agreement to be performed or complied with by it on or before the Closing.

                 (e) The Buyer shall have received resolutions of the Board of Directors of Vector, certified by Vector's secretary or any assistant secretary, approving the execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Option Agreement.

                 (f) The Buyer shall have received from Vector's management a satisfactory projection regarding the employment of the funds to be invested hereunder.

                                   ARTICLE IX

                       Termination, Amendment and Waiver

                 9.1 Termination. This Agreement and each agreement contemplated hereby may be terminated at any time prior to the Closing:

                 (a) Mutual Consent. By the mutual written consent of the Buyer and Vector.

                 (b) Breach. By Vector if there has been a material breach of any representation, warranty or agreement on the part of the Buyer set forth in this Agreement, or by the Buyer if there has been a material breach of any representation, warranty, covenant or agreement on the part of Vector set forth in this Agreement.

                 (c) No Consummation. By either Vector or the Buyer if the Purchase Transaction shall not have been consummated on or before January 31, 1996, unless extended by mutual agreement of the parties.

                 (d) Litigation. By the Buyer if any litigation or proceeding has been instituted with a view of restraining or prohibiting consummation of the transaction contemplated by this Agreement.

                 9.2 Effect of Termination. In the event of termination of this Agreement or any agreement contemplated hereby, this Agreement or any such other agreement shall forthwith become void and there shall be no ability or obligation hereunder or thereunder on the part of any party hereto.

                 9.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereof. This Agreement or any agreement contemplated hereby may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.


                                   ARTICLE X

                            Investment Banking Fees

                 Vector and the Buyer each represent that, except as described in this Article X, neither has employed any broker or agent or entered into any agreement for the payment of any fees or compensation to any other person, firm or corporation in connection with this transaction.

                 10.1 Fairness Opinion. Vector has retained the firm of CoView Capital, Inc. ("CoView") for the purpose of obtaining an opinion that the transactions contemplated hereby are fair to Vector from a financial point of view. The parties agree that Vector shall be responsible for the payment of all fees and expenses which become due and owing to CoView in connection with the fairness opinion described in this Section 10.1.

                 10.2 Consulting Agreement. Prior to the date hereof, Vector entered into a Consulting Agreement with Broadleaf Limited (the "Consultant") pursuant to which Consultant has and will continue to perform certain financial consulting services on behalf of Vector. The parties agree that Vector shall be responsible for the payment of all fees and expenses which become due and owing to the Consultant in connection with the Consulting Agreement described in this Section 10.2.


                                   ARTICLE XI

                        Indemnification and Contribution

                 11.1 Indemnity. Subject to the conditions set forth below, Vector agrees to indemnify and hold harmless the Buyer, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Buyer within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article XI, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of Vector contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability Vector may otherwise have, including liabilities arising under this Agreement. The Buyer agrees to indemnify and hold harmless Vector, its officers, directors, partners, employees, agents, and counsel and each person, if any, who controls Vector within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article XI, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of Buyer contained in this Agreement.

                 Except as otherwise agreed by the parties in Article X hereof,
(i) Vector shall indemnify the Buyer for any broker's or finder's fees which may become payable as a result of any promise or contract which may have been made by Vector to or with any such broker or finder and (ii) the Buyer shall indemnify Vector for any broker's or finder's fees which may become payable as a result of any promise or contract which may have been made by the Buyer to or with any such broker or finder.

                 11.2 Notice of Proceeding. If any action is brought against Vector, the Buyer or any of their officers, directors, employees, agents or counsel, of any controlling persons (an "Indemnified Party" or, collectively, "Indemnified Parties"), in respect of which indemnity may be sought against the other party (the "Indemnifying Party") pursuant to the foregoing paragraph, such Indemnified Party or Parties shall promptly notify the Indemnifying Party in writing of the institution of such action (but the failure so to notify shall not relieve the Indemnifying Party from any liability it may have) and the Indemnifying Party shall promptly assume the defense of such action including the employment of counsel satisfactory to such Indemnified Party or Parties and payment of expenses. Such Indemnified Party or Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have promptly employed counsel satisfactory to the Indemnified Party or Parties to have charge of the defense of such action or such Indemnified Party or Parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or other indemnified parties which are different from or additional to those available to the Indemnifying Party, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties. Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any claim or action effected without its written consent.

                 11.3 Contribution. To provide for just and equitable contribution if (i) an Indemnified Party makes a claim for indemnification pursuant to the language set forth in Sections 11.1 and 11.1 above, but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any Indemnified Parties seek contribution under the 1933 Act, the 1934 Act, or otherwise, then the parties shall contribute to any and all losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, in accordance with the relative fault of the parties in connection with the facts which result in such losses, liabilities, claims, damages and expenses. No persons guilty of a fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.


                                  ARTICLE XII

                                    Notices

                 Any notice given under this Agreement shall be deemed to have been given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, by receipt confirmed facsimile transmission, or by tested Telex, telegram or cable addressed as follows:

                 If to Vector:    Vector Aeromotive Corporation
                                  7601 Centurion Parkway
                                  Jacksonville, Florida 32256
                                  Attention:  President

                 With a copy to:  T. Malcolm Graham
                                  Kirschner, Main, Petrie, Graham,
                                    Tanner & Demont
                                  One Independent Drive, Suite 2000
                                  Jacksonville, Florida 32201
                                  Fax No. (904) 358-2199

                 If to the Buyer:       V'Power Corporation
                                        Sandringham House
                                        82 Shirley Street
                                        Nassau, New Providence
                                        The Bahamas

                 With a copy to:        Harold S. Nathan, Esq.
                                        Winthrop, Stimson, Putnam & Roberts
                                        One Battery Park Plaza
                                        New York, New York  10004-1490
                                        Fax No. (212) 858-1500

or to any other address or addresses which may hereafter be designated by any party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.


                                  ARTICLE XIII

                                Confidentiality

                 In connection with this Agreement, the Buyer acknowledges that it has received from Vector certain proprietary information, trade secrets, financial statements and supporting information, together with statistics, analyses, compilations, studies and other documents or records prepared by any person including the Buyer, its agents, advisors, affiliates or representatives (collectively, "Representatives") which contain or otherwise reflect or are generated from such information (collectively, the "Confidential Material"). The Buyer agrees that the Confidential Material has not and will not be used other than in connection with the purchase of the Shares, the Option and the Option Shares. The Buyer has and will make all necessary and appropriate efforts to safeguard the Confidential Material from disclosure to anyone other than as permitted hereby. Without the prior written consent of Vector, the Buyer will not, except as required by law, and will direct its representatives not to, disclose to any person the fact that the Confidential Material has been made available to the Buyer or that the Buyer has inspected any portion of the Confidential Material. The term "person" as used herein shall be broadly interpreted to include without limitations any corporation, company, partnership and individual or group.

                 In the event that the Buyer or any of its Representatives is requested or required (by oral question or request for information of documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any information supplied to the Buyer in the course of its dealings with Vector or its Representatives, it is agreed that the Buyer will provide Vector with prompt notice of any request or requirement so that either the Buyer or Vector or both of them may seek an appropriate protective order and/or, by mutual written agreement, waive the Buyer's compliance with the provisions of this Agreement. It is further agreed that if, in the absence of a protective order or receipt of a waiver, the Buyer or any of its Representatives is nonetheless, in the reasonable written opinion of its counsel, compelled to disclose information concerning Vector to any court or else stand liable for contempt or suffer other censure, the Buyer or such Representative may disclose such information to such court. In any event, the Buyer will not oppose action by, and will cooperate with, Vector to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information.

                 The term "Confidential Material" does not include information
(i) which was known to the Buyer or that the Buyer had in its possession prior to the disclosure of confidential information by Vector hereunder, (ii) which becomes generally available to the public other than as a result of a disclosure by the Buyer or its Representatives, (iii) which becomes available to the Buyer on a non-confidential basis from a source other than Vector or its Representatives, provided that such source is not bound by a confidentiality agreement with Vector or its Representatives or otherwise prohibited from transmitting the information to the Buyer by a contractual, legal or fiduciary obligation, or (iv) which otherwise becomes known to the Buyer in a manner which does not violate the proprietary rights of Vector.

                 Any of the Confidential Material shall be the property of Vector and, upon request of Vector, all such Confidential Material shall be returned to Vector or furnished to Vector without the Buyer retaining any copy thereof.

                 It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Article XIII by the Buyer or its Representatives. Vector shall be entitled to seek injunctive and any other such relief as may be necessary to enforce the terms of this Article XIII in the event of a breach by the Buyer or its Representatives. Injunctive relief shall not be deemed to be exclusive remedy for the Buyer's breach of this
Article XIII, but shall be in addition to all of the remedies available at law or equity to Vector.


                                  ARTICLE XIV

                                  Counterparts

                 This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of such counterparts shall constitute one and the same instrument.

                                   ARTICLE XV

                   Merger Clause and Costs, Fees and Expenses

                 This Agreement supersedes all prior agreements and understandings between the parties, and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto. Vector shall pay its own expenses and Buyer's expenses incident to the preparation, execution and delivery of this Agreement and the consummation of the transactions described herein including, without limitation, all fees of counsel, accountants and other professional fees and expenses.


                                  ARTICLE XVI

                                  Severability

                 In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable or, if such a provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.


                                  ARTICLE XVII

                                    Benefit

                 The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto, and the persons and entities referred to in Article XI who are entitled to indemnification or contribution and their respective successors, legal representatives and assigns and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement, the Option Agreement or the Registration Rights Agreement or any provision herein or therein contained.


                                 ARTICLE XVIII

                                     Waiver

                 The failure of any party to insist upon the strict performance of any of the provisions of this Agreement shall not be considered as a waiver of any subsequent default of the same or similar nature. Time is of the essence in this Agreement.


                                  ARTICLE XIX

                                    Headings

                 The headings for the sections of this Agreement are inserted for convenience in reference only and shall not constitute a part hereof.


                                   ARTICLE XX

                                    Survival

                 The respective agreements, representations, warranties, covenants and other statements of the Buyer and Vector set forth in this Agreement shall survive and remain in full force and effect for a period of one
(1) year from the Closing, regardless of any investigation or inspection made on behalf of the Buyer or Vector.


                                  ARTICLE XXI

                                 Governing Law

                 This Agreement shall be governed by and construed according to the laws of the State of New York, without giving effect to conflict of laws.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.


                                           THE BUYER:

                                           V' POWER CORPORATION



                                           By:
                                              --------------------------------


                                           VECTOR:

                                           VECTOR AEROMOTIVE CORPORATION



                                           By:
                                              --------------------------------

                              TABLE OF ATTACHMENTS


 ANNEX          SECTION REFERENCE                    ARTICLE AND DESCRIPTION
 -----          -----------------                    -----------------------

   I            Section 1.3(a)                       Registration Rights Agreement

   II           Section 1.3(b)                       Option Agreement


EXHIBIT
-------


                SECTION REFERENCE                    ARTICLE AND DESCRIPTION
                -----------------                    -----------------------

   A            Article III(e)                       Material Changes or Commitments
                                                      in Vector's Business
   B            Article III(f)                       Material Agreements

   C            Article III(g)                       Litigation

   D            Article III(h)                       Authorization

   E            Article III(i)                       Dividends, Distributions,
                                                      Distributions and other material
                                                      changes of the Company

   F            Article III(j)                       Commitments to issue Common
                                                      Shares; Cancellation of Certain
                                                      Common Shares
   G            Article III(k)                       Infringement Exceptions and
                                                      License Agreement

   H            Article III(l)                       Material Claims

   I            Article III(n)                       Environmental Liabilities

   J            Article III(q)                       Leasehold Exceptions

   K            Article III(q)                       Real Property Leaseholds

   L            Article III(s)                       Machinery and Equipment/Leases

   M            Article III(u)                       Insurance Policies

   N            Article III(v)                       Labor Relations

   O            Article III(w)                       Inventory Qualifications

   P            Article III(x)                       Receivable Exceptions

   Q            Article III(z)                       Miscellaneous Company Information

   R            Article III(dd)                      Stop Orders

                                   EXHIBIT A

                              Ref:  Article III(e)


              MATERIAL CHANGES OR COMMITMENTS IN VECTOR'S BUSINESS

                 No change has occurred in the overall nature of Vector's business. However, the following changes in business strategy have been adopted:

                          A. The number of Vector's full-time employees and consultants is approximately 70.

                          B. Vector has prepared a business plan that outlines Vector's pian of operation through December 31, 2000. Vector has provided a copy of such business plan to Buyer.

                 No change has occurred in the financial condition of Vector except:

                          A. Vector has experienced continued ongoing losses in the normal course of business.

                          B. Vector's cash position has weakened as a direct result of the continued losses described above. As of December 26, 1995, Vector had cash and cash equivalents of approximately $204,000.

                                   EXHIBIT B

                              Ref:  Article III(f)


                              MATERIAL AGREEMENTS

                 Please refer to Vector's reports filed under the 1934 Act since September 30, 1994, and the financial statements included therein and the footnotes thereto, for a description of certain material agreements which are referenced in paragraph III(f) of the Share Purchase Agreement.

                 In addition, Vector has entered into the following material agreements:

                          A. Commercial Sublease, by and between Vector, as sublessee, and Lamborghini USA, Inc., as sublessor

                          B. Engine Development Program and Engine Purchase Agreement, by and between Vector and Automobili Lamborghini S.p.A.

                          C. Lease Agreement, by and between Vector and Clay County Port. Inc.

                          D. Agreement for corporate relations services with Corporate Relations Group, Inc.

                          E.      Consulting Agreement with Broadleaf, Inc.


                 Richard J. Aprahamian, a Director and Secretary of Vector, is a shareholder in Aprahamian & Ducote, P.C., which furnishes legal services to the Company.

                                   EXHIBIT C

                              Ref:  Article III(g)


                                   LITIGATION

                 Attached hereto is the summary of litigation appearing in Vector's Form 10-K for the fiscal year ended September 30, 1994 and Vector's Forms 10-Q for the periods ending December 31, 1994 and March 31, June 30 and September 30, 1995. Vector is not a party to any other pending or, to the best of its knowledge, threatened litigation.

ITEM 3.  LEGAL PROCEEDINGS

                 The Company and Gerald A. Wiegert are parties to certain legal proceedings which arose principally in connection with the termination of Mr. Wiegert as the Company's Chairman, President and Chief Executive Officer. The Company is also a party to certain legal proceedings against persons who acted with Mr. Wiegert in defiance of the Company's Board of Directors. The history and current status of the Company's dispute with Mr. Wiegert and others is described below.

TERMINATION OF MR. WIEGERT

                 On March 22, 1993, the Board held a special meeting (the "Meeting") for the purpose of considering whether to remove Mr. Wiegert from his positions as Chairman, President and Chief Executive Officer of the Company and whether to terminate in all other respects his employment by the Company. On the day of the Meeting, Mr. Wiegert took various steps intended to frustrate the holding of the Meeting. These steps included changing all locks on entrances to the Company's facilities; posting guards at entrances to the Company's facilities; and prohibiting certain Company employees from entering the Company's offices. Also on the day of the Meeting, Mr. Wiegert advised certain Board members that they would be denied entrance to the Company's office, which had been designated as the location for the Meeting. As a result of Mr. Wiegert's conduct, the place of the Meeting was changed. All directors, including Mr. Wiegert, were advised in writing of the new Meeting place.

                 The Meeting was attended by three of the four members of the Board, Mr. Wiegert being the only member absent. All Board members present at the meeting approved the removal of Mr. Wiegert as Chairman, President and Chief Executive Officer of the Company and the termination of his employment by the Company. Other action taken by the Board included the creation of a three member executive committee (the "Committee"), consisting initially of John F. Pope, George J. Fencl and Baduraman Dorpi P. The Committee was established to oversee management of the Company until such time as Mr. Wiegert's successor was appointed.

                 Upon being advised of the action taken by the Board at the Meeting, Mr. Wiegert refused to relinquish physical control of the Company's facilities; continued to prohibit Board members and certain employees of the Company from entering the facilities and held himself out to the public as the Chairman, President and Chief Executive Office of the Company.

LITIGATION AGAINST MR. WIEGERT

                 In order to gain undisputed access and control over the Company's facilities, assets and business operations, on March 24, 1993, the Company filed an action in the Superior Court of

California, Los Angeles County captioned as Vector Aeromotive Corporation v. Gerald A. Wiegert, requesting declaratory relief and a temporary restraining order. The relief sought by the Company would have, among other things, required that Mr. Wiegert vacate the Company's facilities and cease to hold himself out as an officer of the Company. At a hearing held on March 26, 1993, the court ordered Mr. Wiegert to show cause at a hearing to be held on April 6, 1993, why the requested relief should not be granted. At the April 6 hearing, the court denied the Company's request for a restraining order or preliminary injunction, and Mr. Wiegert's self-help assertion over the Company's facilities, assets and business operations continued.

                 On May 12 1993, the Company filed an amended complaint with the Los Angeles County Superior Court. The amended complaint contains ten separate claims for relief, including claims based on breach of fiduciary duty; breach of employment agreement; conversion of Company assets; and fraud. In general, these claims are based on allegations that Mr. Wiegert, through a variety of devices and transactions, has converted for his own benefit or the benefit of his family members cash, assets and business opportunities belonging to the Company. The amended complaint also seeks an order enjoining Mr. Wiegert from engaging in certain business transactions on behalf of the Company as well as a declaratory judgment that the Board's termination of Mr. Wiegert on March 22, 1993 is valid.

                 On June 14, 1993, the court granted an order enjoining Mr. Wiegert from entering into certain transactions on the Company's behalf and ordering that the Company's books, records and facilities be made available to the Board. In connection with such order, which was clarified on July 20, 1993, the Company was required to post a surety bond in the amount $150,000, which it did on July 14, 1993. The surety bond was released in connection with the September 14, 1993 order described below.

                 On September 14, 1993, the court granted the Company's motion for summary judgment on the declaratory judgment claim contained in the amended complaint. Specifically, the court entered an order (i) declaring that the Board properly exercised its authority to remove Mr. Wiegert as an officer of the Company; (ii) enjoining Mr. Wiegert from any further dealing with the property or interests of the Company; and (iii) calling for an orderly transfer of day-to-day management of the Company to the Board. To date, the Company believes that Mr. Wiegert has complied with the September 14, 1993 court order by refraining from participation in Company affairs and by transferring day-to-day management of the Company to the Board.

                 Although the court granted summary judgment in favor of the Company on its claim for declaratory relief and undisputed, physical control of the Company has been returned to the Board, all other claims contained in the Company's amended complaint, as described above, are pending. These claims seek monetary damages in an amount to be proven at trial. Mr. Wiegert has asserted various claims against the Company, including claims for unpaid rent on the Company's former principal facility, which was leased by the Company from Mr. Wiegert; breach of employment agreement; and for the return of business assets which Mr. Wiegert alleges are owned by him rather than by the Company. These claims have been asserted in a separate action filed in the Superior Court of California for Los Angeles County on September 27, 1993 captioned Gerald A. Wiegert v. Vector Aeromotive Corporation. Mr. Wiegert's complaint was dismissed by the court because it contained claims which should have been asserted as cross-claims within the Company's original action against Mr. Wiegert.

                 In February, 1994, Mr. Wiegert filed a cross-complaint against the Company, its directors, and its outside securities counsel alleging, among other things, breach of employment contract; breach of covenant of good faith and fair dealing; intentional and negligent misrepresentation; interference with contractual advantage and business interest; negligent and intentional infliction of emotional distress; and libel, and slander. The Company has challenged the legal sufficiency of the cross-complaint, including subsequent amendments thereof, resulting in elimination of all claims except the claims concerning breach of employment contract by the Company, unpaid rent, conversion, libel and slander. The Company plans to file a motion for summary judgment for the purpose of eliminating Mr. Wiegert's causes of action for conversion, libel, slander and conspiracy. In another action filed by Mr. Wiegert as general partner of Vector Car entitled Vector Car. v. Vector Aeromotive Corporation, et al., Mr. Wiegert alleges that the Company assumed a Vector Car debt owed to him of approximately $325,000 and that the Company is obligated to Vector Car under the terms of a $250,000 promissory note payable to Vector Car. The Company intends to vigorously defend this action.

                 The court previously appointed a Receiver for the purpose of reviewing the dispute concerning ownership of certain business assets. The Receiver conducted an evidentiary hearing on the dispute on July 1, 1994, and determined that except for insignificant items of property, Mr. Wiegert owns no interest in the business assets of the Company. The court accepted the Receiver's report and issued an appropriate order. The remaining actions between the Company and Mr. Wiegert are expected to be tried in 1995.

                 The Company received a Notice of Claim dated May 19, 1994 from the Labor Commissioner indicating that Mr. Wiegert filed a claim with the Labor Commissioner seeking from the Company a total of $93,414.00 for wages for a six-week period ending September 14, 1993 and accrued vacation pay. The Company believes that Mr. Wiegert's claim is duplicative of his cross-complaint against the Company discussed above. The Company and Mr. Wiegert appeared for an initial conference before the Labor

Commissioner on June 28, 1994 and the Labor Commissioner dismissed the case.

                 The Company has discovered that Mr. Wiegert has filed an application with the United States Patent and Trademark Office to register "Avtech" as a trademark. In December 1994, the Company filed a Notice of Opposition with the Trademark Trial and Appeal Board with respect to such application. The Trademark Trial and Appeal Board has instituted a proceeding with respect to the matter. Mr. Wiegert has until January 15, 1995 to file a response, and the Company is preparing to take discovery in the matter.

LITIGATION BY AND AGAINST OTHERS

                 Subsequent to the Company's initiation of the lawsuit described above, five related civil lawsuits have been filed in the Superior Court of California for Los Angeles County. In Vector Aeromotive Corporation
v. Merrill Lynch, Pierce, Fenner & Smith, Inc. (Case Number BC092389), the Company alleges that subsequent to March 22, 1993, Mr. Wiegert and David Kostka, the Company's former Secretary, acting in cooperation with certain representatives of Merrill Lynch, opened "money-market" accounts which were used to deposit and disburse funds of the Company. The Company contends that Merrill Lynch undertook these activities knowing or under duty to discover that the Board of Directors' resolutions on which Merrill Lynch acted in establishing such accounts were invalid and unauthorized. In a related action, Merrill Lynch, Pierce, Fenner & Smith, Inc. v. Vector Aeromotive Corporation (Case No. BC085474), Merrill Lynch interplied those funds which remained in the accounts. In September, 1993, the funds then remaining in the account were released to the Company pursuant to court order. Having received the remaining funds in the account, the Company seeks damages in an amount to be proved at trial. This action was recently ordered to arbitration and the Company has submitted a claim to the National Association of Securities Dealers, Inc. ("NASD") where the dispute will be heard by a three member panel. Merrill Lynch has filed a motion to dismiss the Company's case before the NASD. The Company has opposed the motion, but no decision has been rendered.

                 In Vector Aeromotive Corporation v. Tokai Bank of California (Case Number BC092534), the Company alleges that Tokai Bank wrongfully, and with knowledge of the activities of Messrs. Wiegert and Kostka, opened accounts and allowed Mr. Wiegert to disburse corporate funds for purposes not authorized by the Board of Directors. The Company seeks recovery from Tokai Bank of funds wrongfully disbursed to Mr. Wiegert in an amount to be proved at trial. Tokai Bank has filed a motion for summary judgment in its favor which has been argued and is under submission for decision by the court.

                 In Vector Aeromotive Corporation v. David Kostka (Case Number BC091267), the Company seeks to recover disbursements made by Messrs. Wiegert and Kostka through the Merrill Lynch and Tokai Bank accounts described above. The Company alleges that such accounts were established based on the certificate of Mr. Kostka as corporate secretary without the Board of Directors' authorization. Mr. Kostka has filed a cross-complaint for breach of employment contract and will seek damages therefor of approximately $20,000.00.

                 In Vector Aeromotive Corporation v. Barash & Hill, et al. (Case No. BC092390), the Company alleges that the law firm of Barash & Hill, the law firm of Seyfarth, Shaw, Fairweather & Geraldson, Jerry M. Hill and Anthony H. Barash committed legal malpractice as a result of the conflicts of interest which such firms and lawyers encountered in representing the separate interests of Mr. Wiegert at the expense of the Company and their failure to return funds belonging to the Company.

                 Vector Aeromotive Corporation v. Vector Car (Case Number BC095298) is an action in interpleader commenced by the Company with respect to certificates for Common Shares of the Company issued in connection with the Company's purchase of assets from Vector Car, a California limited partnership. The Company does not expect to incur material expense in connection with this action and its only interest in such Common Shares is to avoid double payment for the initial purchase of assets from Vector Car.

                 On or about March 24, 1991 a complaint was filed in Los Angeles County Superior Court entitled James R. Negele v. Vector Aeromotive Corporation, Gerald A. Wiegert, Gerald A. Wiegert d/b/a Vehicle Design Force and Does 1-25, inclusive. The complaint set forth five claims for relief, only one of which was directed against the Company for breach of contract. The complaint was based upon bills submitted by Mr. Negele to Mr. Wiegert for services which, pursuant to the terms of an alleged agreement between Mr. Negele and Mr. Wiegert, were payable in capital stock of the Company. The claim for relief against the Company alleged that the Company received the benefits of the alleged agreement between Mr. Negele and Mr. Wiegert. This action was tried in December 1993, and in April 1994, the court ruled in favor of Mr. Negele, awarding him a judgment of $171,420 plus interest from July 9, 1990. The Company has filed an appeal and posted an appeal bond. The Company believes that the matter will be settled before the appeal is heard.

                 On or about June 8, 1994, a complaint was filed against the Company in Los Angeles Superior Court entitled King & Associates and Thomas E. King, Jr. v. Vector Aeromotive Corporation, Gerald A. Wiegert and Does 1 through 40 inclusive. The complaint sets forth six claims for breach of contract, fraud, negligent misrepresentation, breach of implied covenant of good faith and fair dealing, restitution and quantum merit. The complaint is based on a Finder's Agreement allegedly entered into by and between the Company and King & Associates, Inc. and Thomas E. King, Jr. The complaint alleges that plaintiffs performed services with respect to a public offering and that under the Finder's Agreement plaintiffs are entitled to compensation for such services. The Company alleges that King & Associates, Inc. and Thomas E. King are not entitled to compensation under the Finder's Agreement for services allegedly rendered respecting the public offering. King & Associates and Thomas E. King, Jr. seek special damages of $155,000 plus interest from August 19, 1991 and general damages in the sum of $500,000.

                 In James M. Porter v. Vector Aeromotive Corporation, Case No. 0509919-016-236/628, Mr. Porter submitted a claim against the Company before the Labor Commissioner for unpaid wages penalties and interest. On February 18, 1994, the Labor Commission issued an award in favor of Mr. Porter for a total of $20,395.17. The Company has filed an appeal.

                 In June 1994, Thomas E. King, an individual both in his name and under his "dba," "King and Associates" (the "Plaintiff"), filed a complaint against the Company in the Los Angeles County Superior Court. The complaint sets forth six claims for breach of contract, fraud, negligent misrepresentation, breach of implied covenant of good faith and fair dealing, restitution and quantum merit. The complaint alleges that Plaintiff performed services with respect to a public offering and that under the terms of a finder's agreement, the Plaintiff is entitled to compensation for services allegedly rendered in connection with the public offering. The Plaintiff is seeking special damages of $155,000 plus interest from August 19, 1991. The Company has negotiated a settlement of this case for the sum of $100,000 payable in nine installments.

                                   EXHIBIT D

                              Ref:  Article III(h)


                                 AUTHORIZATION

                 The execution, delivery and performance of the Share Purchase Agreement, Option Agreement and Registration Rights Agreement must be authorized by (i) a special committee of the Vector Board of Directors (such committee consists of Richard Aprahamian, and George Fencl) and by the complete Board of Directors of Vector (consisting of Messrs. Dorpi, Sudjaswin, Kimberley, Braner, Aprahamian, and Fencl). The special committee and the entire Board each approved and authorized the foregoing actions as of December 29, 1995.

                                   EXHIBIT E

                              Ref:  Article III(i)


              DIVIDENDS, DISTRIBUTIONS, AND OTHER MATERIAL CHANGES
                    OF THE COMPANY SINCE SEPTEMBER 30, 1994


I.        Dividends:  NONE

II. Changes to Articles or By-laws: NONE, except for an amendment to Vector's Articles of Incorporation to increase to 600,000,000, Vector's authorized common shares.

III.      Stock Issued:

          V'Power Corporation                               18,333,333 shares
          Corporate Resolutions Group                          290,000 shares
          Abdo Corporation                                     150,000 shares
          Joseph McKeever                                       25,000 shares

IV.       Mortgage or Pledge of Assets:  NONE

V.        Sale of Assets:  NONE

VI.       Loans, Advances, Guarantees:  NONE

VII.      Compensation Paid by Officers and Directors Outside of the Ordinary
          Course:  NONE

VIII.     Labor trouble:  NONE

IX. Contracts in Excess of $50,000; NONE, other than the agreements described in Exhibit B to the Share Purchase Agreement.

X. Contracts Outside Ordinary Course of Business: NONE, other than agreements described in Exhibit B to the Share Purchase Agreement.

XI.       Waiver of Material Rights:  NONE

                                   EXHIBIT F

                              Ref:  Article III(j)


                     COMMITMENTS TO ISSUE COMMON STOCK AND
                           FORFEITURE OF COMMON STOCK

                 Options to purchase 50,000,000 shares of Common Stock issued to V'Power Corporation in April, 1995.

                 1990 "VCAR" warrants to purchase 400,000 shares of Common Stock were issued in a public offering in November of 1990.

                 A Warrant to purchase 80,000 shares of Common Stock was issued to the underwriter of the 1990 offering.

                 A Warrant to purchase 1,000,000 Shares of Common Stock was issued to Gerald A. Wiegert in 1990.

                 Warrants to purchase 5,750,000 shares of Common Stock were issued in a public offering in August of 1991.

                 Warrants to purchase 1,000,000 shares of Common Stock were issued to the underwriter of the 1991 offering.

                 Warrants to purchase 300,000 shares of Common Stock were issued in 1992 pursuant to an investment banking agreement.

                 Warrants to purchase an aggregate of 1,000,000 shares were issued to certain officers, directors and employees of the Company during 1993.

                 The Company is committed to issue 175,000 shares of common stock to two unaffiliated parties as compensation for services rendered during March through September 1993.

                 There are a total of 1,000,000 shares of Common Stock reserved for issuance under the Company's 1994 Omnibus Stock Plan, of which options for 864,000 shares have been granted. There are a total of 612,000 shares of common stock reserved for issuance under the Company's previously existing stock option plans, of which 268,000 shares have been granted.

                 There are a total of 100,000 shares of Common Stock reserved for issuance under the Company's Directors Stock Ownership Plan, 31,643 of which have been awarded through the fiscal year ended September 30, 1993.

                 An Option to purchase 6,000,000 shares of Common Stock at a price of $.75 per share was issued to the Buyer during 1994.

                 Options to purchase 500,000 shares of Common Stock were issued in 1995 to Corporate Resolutions Group Inc. and the Company is committed to issue 350,000 shares of Common Stock to such firm in return for services.

                 In November 1988, Gerald A. Wiegert, the Company's former President entered into an escrow (the "Escrow Agreement") with a bank, the Company and the underwriter of the Company's initial public offering pursuant to which 1,028,400 shares of Common Stock of the Company then owned by Mr. Wiegert were deposited in an escrow account (the "Escrow Account"). The Common Shares deposited in the Escrow Account were subject to release in annual increments of 205,680 shares, 342,457 shares and 480,163 shares based upon the Company achieving net income before taxes of $500,000, $750,000 and $1,500,000 in calendar years 1991, 1992 and 1993, respectively. All of such shares have been cancelled and are part of the Company's authorized but unissued capital stock based on the Company's failure to meet the specified earnings requirements.

                                   EXHIBIT G

                              Ref:  Article III(k)


                 INFRINGEMENT EXCEPTIONS AND LICENSE AGREEMENT

                 The Company is engaged in disputes over use of the "Vector" trademark in:

                          Korea (Adam Opel Vectra)
                          Benelux Countries (Adam Opel Vectra)
                          Australia (Nissan Vectra)

                 Gerald A. Wiegert claims in litigation with Vector an ownership interest in the "Avtec" mark and the "Vector" trademark, which claims the Company is contesting.

                                   EXHIBIT H

                              Ref:  Article III(l)


                                MATERIAL CLAIMS

                      NONE, except as noted in Exhibit C.

                                   EXHIBIT I

                              Ref:  Article III(n)


                           ENVIRONMENTAL LIABILITIES


                                      NONE

                                   EXHIBIT J

                              Ref:  Article III(q)


                              LEASEHOLD EXCEPTIONS

                 The Company has already written off all leasehold improvement valuations on the 400 North Marine Avenue facility in anticipation of moving. Disputes concerning enforceability of the Company's leases and the Company's right to possession of the leased premises located in Wilmington, California are described in Exhibit C.

                                   EXHIBIT K

                              Ref:  Article III(q)

                            REAL PROPERTY LEASEHOLDS


                 Vector has no leasehold interests in real property other than pursuant to the lease and sublease which are identified on Exhibit B.

                                   EXHIBIT L

                              Ref:  Article III(s)

                         MACHINERY AND EQUIPMENT LEASES


                                      NONE

                                   EXHIBIT M

                              Ref:  Article III(u)

                               INSURANCE POLICIES


        SCC description of insurance coverage attached (Attachment M-1)

                                                                  ATTACHMENT M-1


SCHEDULE OF YOUR CURRENT INSURANCE         A SERVICE OF
                                           Arthur J. Gallagher & Co.
PREPARED FOR                               Harbor South Tower
Vector Aeromotive Corporation              100 Hancock Street
7601 Centurion Parkway South               North Quincy, MA 02171-1787
Jacksonville, FL 32256                     (617) 770-2200 - Fax (617) 770-2323

PROPERTY                                   DATE PREPARED: 12/26/95
LOCATION: (IF DIFFERENT FROM ABOVE)

------------------------------------------------------------------------------------------------------------------------------------
                                  AMOUNT OR      TERM IN                          POLICY
       COVERAGE                    LIMITS         YEARS    EXPIRES     COMPANY    NUMBER    PREMIUM          COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
COMMERCIAL GENERAL LIABILITY                       1       11/01/96      AIG      8182269   $68,515     Locations:

Each Occurrence Limit           1,000,000                                                               1.  7601 Centurion
                                                                                                            Parkway South,
                                                                                                            Jacksonville, FL 32256

Products-Completed Operations   1,000,000                                                               2.  975 Martin Avenue
Aggregate Limit                                                                                             Green Cove Springs
                                                                                                            FL 32043

Personal & Advertising Injury   1,000,000
Limit

General Aggregate Limit         2,000,000

Fire Damage Limit               1,000,000
                               any one fire

Medical Expense Limit            10,000
                              any 1 person

   Self Insured Retention

Per Occurrence/Products and      10,000

Completed Operations Losses
Only

------------------------------------------------------------------------------------------------------------------------------------


We present this schedule so you may get an overall picture of your       Please examine this schedule with particular reference to
insurance protection.  If you have policies from other insurance         the amount or limits of your insurance.  Today's property
offices we suggest you add them to this list to present the complete     values and liability judgements are higher and insurance
picture.                                                                 should be adjust to cover.
                              We will be glad to discuss this schedule with you at your convenience.


                                                                                                                              PAGE 1


SCHEDULE OF YOUR CURRENT INSURANCE         A SERVICE OF
                                           Arthur J. Gallagher & Co.
PREPARED FOR                               Harbor South Tower
Vector Aeromotive Corporation              100 Hancock Street
7601 Centurion Parkway South               North Quincy, MA 02171-1787
Jacksonville, FL 32256                     (617) 770-2200 - Fax (617) 770-2323

PROPERTY                                   DATE PREPARED: 1/2/96
LOCATION: (IF DIFFERENT FROM ABOVE)

------------------------------------------------------------------------------------------------------------------------------------
                                  AMOUNT OR      TERM IN                          POLICY
       COVERAGE                    LIMITS         YEARS    EXPIRES     COMPANY    NUMBER     PREMIUM          COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
PROPERTY                                           1       11/01/96    Royal      KHT306284  $55,842

Blanket Real and Personal       4,541,000
Property Limit-Per Proposal


Business Income/Extra Expense   6,000,000


AUTOMOBILE/GARAGE LIABILITY                        1       11/01/96     AIG        3812395   $ 8,750


Bodily Injury and Property      1,000,000
Damage-Combined Single
Limit

Personal Injury Protection      Per Statute

Medical Payments-Per Person       5,000

Uninsured/Underinsured          1,000,000

Motorists-Per Accident

Garagekeepers Legal Liability    250,000

------------------------------------------------------------------------------------------------------------------------------------

We present this schedule so you may get an overall picture of your      Please examine this schedule with particular reference to
insurance protection.  If you have policies from other insurance        the amounts or limits of your insurance.  Today's property
offices we suggest you add them to this list to present the complete    values and liability judgements are higher and insurance
picture.                                                                should be adjusted to cover.
                              We will be glad to discuss this schedule with you at your convenience.

                                                                                                                              PAGE 2



SCHEDULE OF YOUR CURRENT INSURANCE         A SERVICE OF
                                           Arthur J. Gallagher & Co.
PREPARED FOR                               Harbor South Tower
Vector Aeromotive Corporation              100 Hancock Street
7601 Centurion Parkway South               North Quincy, MA 02171-1787
Jacksonville, FL 32256                     (617) 770-2200 - Fax (617) 770-2323

PROPERTY                                   DATE PREPARED: 1/2/96
LOCATION: (IF DIFFERENT FROM ABOVE)

------------------------------------------------------------------------------------------------------------------------------------
                                 AMOUNT OR       TERM IN                          POLICY
       COVERAGE                   LIMITS          YEARS    EXPIRES     COMPANY    NUMBER     PREMIUM          COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
WORKERS COMPENSATION                               1       11/01/96    AIG        3820484    $212,122

State: FL

Employers Liability-Each        1,000,000
Accident

Employers Liability-Disease     1,000,000
Policy

Employers Liability-Disease     1,000,000
Employee



UMBRELLA LIABILITY                                 1       11/01/96     AIG          TBD     $45,000

Each Occurrence Limit           5,000,000

Products/Completed Operations   5,000,000
Aggregate

General Aggregate               5,000,000

SIR                                10,000

------------------------------------------------------------------------------------------------------------------------------------

We present this schedule so you may get an overall picture of your      Please examine this schedule with particular reference to
insurance protection.  If you have policies from other insurance        the amounts or limits of your insurance.  Today's property
offices we suggest you add them to this list to present the complete    values and liability judgements are higher and insurance
picture.                                                                should be adjusted to cover.
                              We will be glad to discuss this schedule with you at your convenience.

                                                                                                                              PAGE 3


SCHEDULE OF YOUR CURRENT INSURANCE         A SERVICE OF
                                           Arthur J. Gallagher & Co.
PREPARED FOR                               Harbor South Tower
Vector Aeromotive Corporation              100 Hancock Street
7601 Centurion Parkway South               North Quincy, MA 02171-1787
Jacksonville, FL 32256                     (617) 770-2200 - Fax (617) 770-2323

PROPERTY                                   DATE PREPARED: 1/2/96
LOCATION: (IF DIFFERENT FROM ABOVE)

------------------------------------------------------------------------------------------------------------------------------------
                                  AMOUNT OR      TERM IN                          POLICY
       COVERAGE                    LIMITS         YEARS    EXPIRES     COMPANY    NUMBER     PREMIUM          COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
DIRECTORS & OFFICERS LIABILITY                     1       09/30/96    NRMS       4459281    $119,000

Each Policy Year                5,000,000

Deductible Each Loss              100,000











------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

We present this schedule so you may get an overall picture of your      Please examine this schedule with particular reference to
insurance protection.  If you have policies from other insurance        the amounts or limits of your insurance.  Today's property
offices we suggest you add them to this list to present the complete    values and liability judgements are higher and insurance
picture.                                                                should be adjusted to cover.
                              We will be glad to discuss this schedule with you at your convenience.

                                                                                                                              PAGE 4


                                   EXHIBIT N

                              Ref:  Article III(v)


                                LABOR RELATIONS


                    None, except as described in Exhibit C.

                                   EXHIBIT O

                              Ref:  Article III(w)


                            INVENTORY QUALIFICATIONS


                                      NONE

                                   EXHIBIT P

                              Ref:  Article III(x)


                             RECEIVABLES EXCEPTIONS


                                      NONE

                                   EXHIBIT Q

                              Ref:  Article III(z)


                       MISCELLANEOUS COMPANY INFORMATION


I.       Directors and Officers:

         Directors:

                 Sudjaswin E. L.
                 Michael J. Kimberley
                 George Fencl
                 Richard J. Aprahamian
                 D. Peter Rose


         Officers:

                 D. Peter Rose             -       President
                 Sultaman Lubis            -       Chief Financial Officer
                                                     and Treasurer
                 Richard J. Aprahamian     -       Secretary

II.      Compensation over $60,000 per year

         D. Peter Rose             $130,000
         Sultaman Lubis            $ 78,000

III.     Power of Attorney:  NONE

                                   EXHIBIT R

                             Ref:  Article III(dd)


                                  STOP ORDERS


                 The Company was subject to a consent order issued by the State of New Jersey in 1988.

                                                                         ANNEX I





                     FORM OF REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT


                 THIS REGISTRATION RIGHTS AGREEMENT dated as of January __, 1996 between VECTOR AEROMOTIVE CORPORATION, a Nevada corporation (the "Company"), and V' POWER CORPORATION, a Bahamian Company ("VPC").

                 The parties agree as follows:

                 Section 1.  Definitions.  For purposes of this Agreement:

                 (a)      The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                 (b) The term "Registrable Securities" means (i) the Shares, as defined under the Share Purchase Agreement, dated as of December 29, 1995, between the Company and VPC (the "Share Purchase Agreement"), and the Option Shares, as defined under the Option Agreement, which is to be entered into by the Company and VPC in accordance with paragraph 1.3(b) of the Share Purchase Agreement in the form which is attached to the Share Purchase Agreement (collectively, the "Shares"), and (ii) any Common Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or the Option Shares, in each case held by any Holder (as defined in clause (d) below);

                 (c) The number of shares of "Registrable Securities then outstanding" shall be equal to the number of Common Shares of the Company outstanding which are, and the number of Common Shares of the Company issuable pursuant to then exercisable or convertible securities which upon issuance would be, Registrable Securities;

                 (d) The term "Holder" or "Holders" means VPC and any of its successors or assigns which hold Registrable Securities; and

                 (e)      The term "Closing Date" is used herein as defined in
Article II of the Share Purchase Agreement.

                 Section 2.  Demand Registration.

                 (a) If at any time on and after the Closing Date, the Company shall receive a written request from Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities held by them, then the Company shall, subject to the limitations of this Section 2, use its best efforts to effect within 90 days of such request or as soon as practicable thereafter, the registration under the Securities Act of all Registrable Securities which such Holders request to be registered, provided, that the filing of any registration statement which does not result in the effective registration of all of the Registrable Securities for which a demand has been made and the continuing effectiveness of such registration for an uninterrupted period of six (6) months from the initial effective date thereof, shall not be deemed to fulfill the Company's obligations under this
Section 2(a).

                 (b) In addition to, and not in limitation of the foregoing, if the Company shall receive a written request from any of the Holders aforementioned in Section 2(a) that the Company file one or more post-effective amendments to the registration statement referred to therein so as to extend the effectiveness of such registration statement beyond the six-month period referred to in Section 2(a), then the Company shall use its best efforts to effect as soon as practicable the filing of any such post-effective amendment.

                 (c) In addition to, and not in limitation of the foregoing Sections 2(a) and 2(b), if at any time on and after the Closing Date and following the effective date of the registration statement referred to in
Section 2(a), the Company shall receive a written request from Holders of at least 25% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities held by them, then the Company shall, subject to the limitations of this Section 2, use its best efforts to effect within 90 days of such request or as soon as practicable thereafter, the registration under the Securities Act of all Registrable Securities which such Holders request to be registered, and to file as soon as practicable any and all post-effective amendments thereto which may be requested by the aforementioned Holders.

                 (d) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2. The Holders shall (together with the Company as provided in Section 3) enter into an underwriting agreement in customary form with a mutually acceptable underwriter or underwriters. Notwithstanding any other provision of this
Section 2, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities of the Holders that may be included in the underwriting shall be so limited pro rata.

                 (e) The Company shall be obligated to effect one registration pursuant to Section 2(a) in accordance with the terms thereof. The Company shall be obligated to file as many post-effective amendments pursuant to Section 2(b) and to effect as many registrations pursuant to
Section 2(c) as may be requested by Holders in accordance therewith.

                 Section 3. "Piggyback" Rights. For a period of three years from the Closing Date, and if (but without any obligation to do so) the Company proposes to register any of its Common Shares under the Securities Act in connection with the public offering of such Common Shares for cash proceeds payable in whole or in part to the Company (other than with respect to a Registration Statement filed on Form S-8 or Form S-4 or such other similar form then in effect under the Securities Act), the Company shall, at such time, promptly give the Holders written notice of such registration (at the respective addresses of the Holders appearing in the Company's records). Upon the written request of any Holder given within 20 days after giving of such notice by the Company, the Company shall, subject to the provisions of Section 7, cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be registered; provided, however, if the managing underwriter of the public offering of shares proposed to be registered by the Company advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities of the Holders that may be included in the underwriting shall be so limited pro rata.

                 Section 4. Registration Procedure. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as is reasonably possible:

                 (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective and maintain the qualifications referred to in Section 4(d) below for such period as may be necessary for the selling Holders to dispose of the Registrable Securities being offered for sale.

                 (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act.

                 (c) Furnish to the Holders of the Registrable Securities covered by such registration statementsuch number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them.

                 (d) Use its best efforts to register and qualify the securities covered by such registration statement under such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction but the Company may be required to file a consent to service substantially in the form of the Uniform Consent to Service of Process Form U-2.

                 (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                 (f) Notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                 (g) Furnish to each Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                 Section 5. Furnish Information. The selling Holders shall promptly furnish to the Company in writing such reasonable information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                 Section 6. Expenses of Registration. All expenses, other than underwriting discounts, relating to Registrable Securities incurred in connection with registration, filing or qualification pursuant to Section 2(a) and Section 3 of this Agreement, including (without limitation) all registration, filing and qualification fees, printers' bills, mailing and delivery expenses, accounting fees, and the fees and disbursements of counsel for the Company and the Holders shall be borne by the Company. All of the foregoing expenses relating to the Registrable Securities incurred in connection with registration, filing or qualification pursuant to Section 2(b) or 2(c) of this Agreement shall be borne by the Holders requesting the relevant post-effective amendment or registration.

                 Section 7. Indemnification and Contribution. In the event any Registrable Securities are included in a registration statement under this
Agreement:

                 (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided, further, however, that if any losses, claims, damages or liabilities arise out of or are based upon any untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus, and made in reliance upon and in conformity with written information furnished by such Holder expressly for use therein, which did not appear in the final prospectus, the Company shall not have any such liability with respect thereto to such Holder, any person who controls such Holder within the meaning of the Securities Act, or any director of such Holder, if such Holder delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that such Holder had an obligation to deliver a copy of the final prospectus to such person; and

                 (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officers, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if the untrue statement or omission or alleged untrue statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, or other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, further, that the maximum liability of any selling Holder under this
Section 7(b) in regard to any registration statement shall in no event exceed the amount of the net proceeds received by such selling Holder from the sale of securities under such registration statement; provided, further, however, that if any losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, such seller shall not have any such liability with respect thereto to the Company, any person who controls the Company within the meaning of the Securities Act, any officer of the Company who signed the registration statement or any director of the Company, if the Company delivered a copy of the preliminary prospectus to the person alleging such losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person, provided that the Company had an obligation to deliver a copy of the final prospectus to such person.

                 (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. An indemnified party shall have the right to retain its own counsel, however, the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party,
(ii) the indemnifying party has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties). The failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party under this Agreement.

                 (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and selling Holders, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such selling Holders on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto acknowledge and agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if all of the selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subparagraph (d), the amount the selling Holders shall be required to contribute shall not exceed the amount, if any, by which the total price at which the securities sold by each of them were offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, or other violation of law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

                 Section 8.  Miscellaneous.

                 (a) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the original parties hereto and each person who becomes a party hereto, and their respective heirs, personal representatives, successors and assigns.

                 (b) Notices. Except as otherwise provided herein, any notice, consent or request to be given in connection with any term or provision of this Agreement shall be deemed to have been given sufficiently if sent by hand, registered or certified mail, postage prepaid, facsimile transmission or courier (next day delivery), to the Company or to VPC at its address as designated in, or from time to time pursuant to, Article XII of the Share Purchase Agreement.

                 (c) Integration. This Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereby and no party shall be bound by, nor shall any party be deemed to have made, any covenants, representations, warranties, undertakings or agreements except those contained in such entire Agreement. The section and paragraph headings contained in this Agreement are for the reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

                 (e) Amendment. This Agreement may be amended, changed, waived or terminated only in writing by the Company and VPC.

                 (f) Governing Law. This Agreement and the rights and remedies of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, this Agreement has been executed effective as of the date first above written.


                                           VECTOR AEROMOTIVE CORPORATION


                                           By:
                                              ---------------------------------

                                           V' POWER CORPORATION


                                           By:
                                              ---------------------------------

                                                                        ANNEX II





                            FORM OF OPTION AGREEMENT

                 THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR IF, IN THE OPINION OF COUNSEL TO THE SELLER, AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF VECTOR.


                                OPTION AGREEMENT


                 OPTION AGREEMENT, dated as of January __, 1996, by and between V' POWER CORPORATION, a Bahamian corporation (the "Optionee"), on the one hand, and VECTOR AEROMOTIVE CORPORATION, a Nevada corporation ("Vector") on the other.

                 WHEREAS, effective as of December 29, 1995, the Optionee and Vector entered into a Share Purchase Agreement (the "Purchase Agreement") pursuant to which, among other things, the Optionee is to receive the right (the "Option") to purchase up to 50,000,000 Common Shares, par value $.01 per share (the "Option Shares") of Vector pursuant to the terms of an option agreement; and

                 WHEREAS, this option agreement (the "Option Agreement") constitutes the option agreement described in the Purchase Agreement;

                 NOW, THEREFORE, in consideration of the agreements set forth below, the parties here agrees as follows:

                 1. The Option. Subject to the terms and conditions hereof, the Optionee is hereby granted the Option, at any time or from time to time commencing on the date of Option Agreement and at or before 5:00 P.M., Eastern Time, on ___________, 1997 (such one year period hereinafter the "Option Exercise Period"), but not thereafter, to subscribe for and purchase any and all of the Option Shares for a price of $.45 per Option Share purchased (the "Option Exercise Price"). If the rights represented hereby shall not be exercised during the Option Exercise Period, this Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

                 2. Exercise of Option. During the Option Exercise Period, the Optionee may exercise this Option upon presentation and surrender of this Option and upon payment of the Option Exercise Price for the Option Shares to be purchased to Vector at the principal office of Vector. Upon exercise of this Option, the form of election hereinafter provided must be duly executed and the instructions for registration of the Option Shares acquired by such exercise must be completed and delivered with this Option to Vector. In the event of the exercise of this Option in part only, Vector shall cause to be delivered to the Optionee a new Option of like tenor to this Option in the name of the Optionee evidencing the right of the Optionee to purchase the number of Option Shares purchasable hereunder as to which this Option has not been exercised. On exercise of this Option, unless
(i) Vector receives an opinion from counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws, or
(ii) the Option Shares are registered under the 1933 Act, each certificate for Option Shares issued hereunder shall bear a legend reading substantially as follows:

                          This option has not been registered under the
                 Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller, an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of Vector.

The foregoing legend may be removed with respect to any Option Shares sold upon registration or sold pursuant to an exemption from registration including the exemption, for sales made in accordance with Rule 144 promulgated under the 1933 Act, provided Vector receives an opinion from counsel satisfactory to it that such legend may be removed.

                 3. Assignment. Subject to the terms contained herein, this Option may be assigned by the Optionee in whole or in part by execution by the Optionee of the form of assignment attached hereto. In the event of any assignment, Vector, upon request and upon surrender of this Option by the Optionee at the principal office of Vector accompanied by payment of all transfer taxes, if any, payable in connection therewith, shall transfer this Option on the books of Vector. If the assignment is in whole, Vector shall execute and deliver a new Option or Options of like tenor to this Option to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Option Shares purchasable hereunder; and if the assignment is in part, Vector shall execute and deliver to the appropriate assignee a new Option or Options of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Option Shares as shall be contemplated by any such assignment, and shall concurrently execute and deliver to the Optionee a new Option of like tenor to this Option evidencing the right to purchase the remaining portion of the Option Shares purchasable hereunder which have not been transferred to the assignee.

                 4. Transfer of Option. The Optionee, by acceptance hereof, agrees that, before any transfer is made of all or any portion of this Option, the Optionee shall give written notice to Vector ar least 15 days prior to the date of such proposed transfer, which notice shall specify the identity, address and affiliation, if any, of such transferee. No such transfer shall be made unless and until Vector has received an opinion of counsel for Vector or for the Optionee stating that no registration under the 1933 Act or any state securities law is required with respect to such disposition or a registration statement has been filed by Vector and declared effective by the Securities and Exchange Commission covering such proposed transfer and the Option and/or the Option Shares have been registered under appropriate state securities laws.

                 5.       Share Dividends, Reclassification, Reorganization
Provisions.

                          (a)     If, prior to the expiration of this Option by
exercise or by its terms, Vector shall issue any of its Common Shares as a share dividend or subdivide the number of outstanding Common Shares into a greater number of shares then, in either of such cases, the Option Exercise Price per share purchasable pursuant to this Option in effect at the time of such action shall be proportionately reduced and the number of Option Shares purchasable pursuant to this Option shall be proportionately increased; and conversely, if Vector shall reduce the number of outstanding Common Shares by combining such shares into a smaller number of shares then, in such case, the Option Exercise Price per share purchasable pursuant to this Option in effect at the time of such action shall be proportionately increased and the number of Option Shares at that time purchasable pursuant to this Option shall be proportionately decreased. If Vector shall, at any time during the life of this Option, declare a dividend payable in cash on its Common Shares and shall at substantially the same time offer to its shareholders a right to purchase new Common Shares from the proceeds of such dividend or for an amount substantially equal to the dividend, all Common Shares so issued shall, for the purpose of this Option, be deemed to have been issued as a share dividend. Any dividend paid or distributed upon Common Shares in shares of any other class of
securities   convertible into Common Shares shall be treated as a dividend paid in Common Shares to the extent that Common Shares are issuable upon the conversion thereof.

                          (b)     If, prior to the expiration of this Option by
exercise or by its terms, Vector shall be recapitalized by reclassifying its outstanding Common Shares, or Vector or a successor corporation shall consolidate or merge with or convey all or substantially all of its or any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation" used above in the event of any consolidation or merger of any such corporations with, or the sale of all or substantially all of the property of any such corporation, to another corporation or corporations), the Optionee shall thereafter have the right to purchase, upon the basis and upon the terms and conditions and during the time specified in this Option, in lieu of the Option Shares theretofore purchasable upon the exercise of this Option, such shares, securities or assets as may be issued or payable with respect to, or in exchange for, the number of Option shares theretofore purchasable upon the exercise of this Option had such recapitalization, consolidation, merger or conveyance not taken place and, in any such event, the rights of the Optionee to an adjustment in the number of Option shares purchasable upon the exercise upon this Option as herein provided shall continue and be preserved in respect of any shares, securities or assets which the Optionee becomes entitled to purchase.

                          (c)     If, (i) Vector shall take a record of holders
of its Common Shares for the purpose of entitling them to receive a dividend payable otherwise than in cash, or any other distribution in respect of the Common shares (including cash), pursuant to, without limitation, any spin-off, split-off, or distribution of Vector's assets; or (ii) Vector shall take a record of the holders of its Common Shares for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or (ii) in the event of any classification, reclassification or other reorganization of the securities which Vector is authorized to issue, consolidation or merger by Vector with or into another corporation, or conveyance of all or substantially all of the assets of Vector; or (iv) in the event of any voluntary or involuntary dissolution, liquidation or winding up of Vector; then, and in any such case, Vector shall mail to the Optionee, at least 30 days prior thereto, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be, will be effected. Such notice shall also specify the date or expected date, if any is to be fixed, as to which holders of Common Shares of record shall be entitled to participate in such dividend, distribution or rights, or shall be entitled to exchange their Common Shares or securities or other property deliverable upon such classification, reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, as the case may be.

                          (d)     If Vector, at any time while this Option
shall remain unexpired and unexercised in whole or in part, shall sell all or substantially all of its property, dissolve, liquidate or wind up its affairs, the Optionee may thereafter receive upon exercise hereof, in lieu of each Option Share which it would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each Common Shares of Vector purchased upon exercise of this Option.

                 6. Reservation of Shares Issuable on Exercise of Option. At all times during the Option Exercise Period, Vector will reserve and keep available out of its authorized Common Shares, solely for issuance upon the exercise of this Option, such number of Common Shares and other securities as from time to time may be issuable upon exercise of this Option.

                 7. Request to Transfer Agent. On exercise of all or any portion of this Option, Vector shall, within ten days of the receipt of good and clean funds for the purchase of any or all of the Option Shares, advise its Transfer Agent and Registrar of the required issuance of the number of Option Shares and the names in which such shares are to be registered pursuant to the exercise form attached hereto. Vector shall also execute and deliver any and all such further documents as may be requested by the Transfer Agent and Registrar for the purpose of effecting the issuance of Option shares upon payment therefor by the Optionee or any assignee.

                 8. Loss, Theft, Destruction or Mutilation. Upon receipt by Vector of evidence satisfactory to it (in the exercise of its reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Option, and the purchase by the Optionee of a lost security bond (or, if acceptable to Vector, the provision of a satisfactory indemnity from the Optionee) in an amount equal to or exceeding the total value of the Option Shares to be purchased hereunder, Vector will execute and deliver, in lieu thereof, a new Option of like tenor.

                 9. Optionee Not a Shareholder. The Optionee or any other holder of this Option shall, as such, not be entitled by reason of ownership of this Option to any rights whatsoever of a shareholder of Vector.

                 10. Transfer Taxes. The Optionee or its assignee(s) will pay all taxes in respect of the issue or transfer of this Option or the Option Shares issuable upon exercise hereof.

                 11. Mailing of Notice. All notices and other communications from Vector to the Optionee or from the Optionee to Vector shall be mailed by first class, certified mail, postage prepaid, or sent by receipt confirmed facsimile transmission, to the address furnished to each party in writing by the other party.

                 12. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Option. With respect to any fraction of a share called for upon the exercise hereof, Vector shall issue to the Optionee at no extra cost another whole share for any fraction which is one-half or greater, and the Optionee shall forfeit the fractional share that is less than one-half of a share.

                 13. Common Shares Defined. Whenever reference is made in this Option to the issue or sale of Common Shares, the term "Common Shares" shall mean the voting Common Shares of Vector of the class authorized as of the date hereof and any other class of stock ranking on a party with such Common Shares.

                 14. Registration Rights. The Optionee and Vector acknowledge their execution of a Registration Rights Agreement between the parties which provides, among other things, for certain registration rights which are for the benefit of the Optionee and any assignee(s). Vector's agreements with respect to the registration rights will continue in effect regardless of the exercise or surrender of this Option by either the Optionee or any assignee(s).

                 15. Opinion of Legal Counsel. As a condition to the payment by Optionee of the Purchase Price specified in the Purchase Agreement, Vector shall deliver to Optionee at the Closing an opinion of its legal counsel in form and substance satisfactory to the Optionee and its counsel.

                 16. Governing Law. This Option shall be governed by, and construed in accordance with, the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties have executed this Option Agreement on the day and year first above written.

                                                   VECTOR:

                                                   VECTOR AEROMOTIVE CORPORATION



                                                   By:
                                                      --------------------------


                                                   OPTIONEE:

                                                   V' POWER CORPORATION



                                                   By:
                                                      --------------------------

FORM TO BE USED TO EXERCISE OPTION:

                                 EXERCISE FORM

                 The undersigned hereby elects irrevocably to exercise the within Option and to purchase ____________ Common Shares of Vector Aeromotive Corporation, called for hereby, and hereby makes payment of $________________ (at the rate of $.45 per share) in payment of the Option Exercise Price pursuant hereto. Please issue the shares as to which this Option is exercised in accordance with the instructions given below.

                                                  ------------------------------
                                                  Signature


Date:
     --------------------

                    INSTRUCTIONS FOR REGISTRATION OF SHARES:

Register Shares in name of:
                           -----------------------------------------------------
                              (Print)

Address:
        ------------------------------------------------------------------------
--------------------------------------------------------------------------------
FORM TO BE USED TO ASSIGN OPTION:

                                   ASSIGNMENT

For value received, _____________________________ does hereby sell, assign and transfer unto ___________________ the right to purchase _____________ Common Shares of Vector Aeromotive Corporation, evidenced by the within Option, and does hereby irrevocably constitute and appoint Vector Aeromotive Corporation and/or its Transfer Agent as attorney to transfer the same on the books of Vector Aeromotive Corporation with full power of substitution in the premises.


                                  -----------------------------------
                                  Signature

                                  Signature Guaranteed

Date:
     -------------------          -----------------------------------

NOTICE: The signature to the form to exercise or form to assign must correspond with the name as written upon the face of the within Option in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.